EXHIBIT 10.26

Master Formation Agreement

Today the fourteenth day of July 2010

-14.07.2010 -

appeared before me, the undersigned

Prof. Dr. Dieter Mayer

Notary Public

with office in Pacellistraße 14, D-80333 Mϋnchen, Germany,

1.      Mr.Mark Alan Stach, born on 16.12.1961, with business address at 50E. River Center Blvd. Covington, KY 41012-0391, U.S.A. acting not in his own behalf but with the provisio of subsequent approval (vorbehaltlich Genehmigung), whereby the approval is seen as communicated and legally effective as of receipt by the notary public, for

Ashland Inc.
seated in Covington, KY 41012-0391, U.S.A.,
business address: 50E. River Center Blvd. Covington,
KY 41012-0391, U.S.A.,

2.   Mr. Dr. Ulrich Mϋller, born on 10.06.1963, with business address at Lenbachplatz 6, 80333 Munich, acting not in his own behalf but with the provisio of subsequent approval (vorbehaltlich Genehmigung), whereby the approval is seen as communicated and legally effective as of receipt by the notary public, for

Sud-Chemie Aktiengesellschaft,
seated in Mϋnchen,
business address: Lenbachplatz 6, 80333 Munich, (Commercial Register Munich, HRB 1019)

3.         Mr. Thiemo Heinzen, born on 16.10.1965, with business address at Lenbachplatz 6, 80333 Munich, acting not in his own behalf but with the provisio of subsequent approval (vorbehaltlich Genehmigung), whereby the approval is seen as communicated and legally effective as of receipt by the notary public, for

Ashland-Sudchemie-Kernfest GmbH,
seated in Hilden,
business address: Reisholzstraße 16-18, 40721 Hilden,
(Commercial Register Dϋsseldorf, HRB 44968)

The persons appearing identified themselves through presentation of their photo identity papers.

The persons appearing requested this Deed to be recorded in the English language. The officiating Notary Public, who has sufficient command of the English language, ascertained that the persons appearing also have sufficient command of the English language. After having been instructed by the officiating Notary Public, the persons appearing waived the right to obtain the assistance of a sworn interpreter and the right to obtain a certified translation of this Deed.

The officiating Notary Public pointed out that, before the recording, he was required to ask each of those persons appearing whether he or any of his partners had already been or was presently active, outside of an official capacity, in the following recorded matter. Those appearing declared that this was not the case.

The persons appearing requested notarization of the following:

On July 13th and 14th, 2010 in order to facilitate the notarization of this Agreement all appendixes referring to the following - excluded the Exhibit 4 (Master Contribution and Sale Agreement) but included all appendixes to Exhibit 4 - have been notarized separately by the officiating notary public Prof. Dr. Dieter Mayer in Munich, Role of Deeds No. M 1539/2010 (the "Reference Deed"). Reference is made to the Reference Deed according to section 13 a BeurkG. The Parties declare that the Reference Deed - the original of which was available during the notarization - is well known to them. They waive their right to nave the Reference Deed being read aloud by the officiating notary public as well as their right to have the Reference Deed being attached to this deed.

The Parties hereby approve (genehmigen) the Reference Deed and explicitly enter the agreements that are part of the Reference Deed as defined below.

MASTER FORMATION AGREEMENT

by and among

ASHLAND INC.

and

SÜD-CHEMIE AKTIENGESELLSCHAFT

and

ASHLAND-SÜDCHEMIE-KERNFEST GMBH

TABLE OF CONTENTS
Page
ARTICLE I CERTAIN DEFINED TERMS ..............................................................................................................		2
ARTICLE II CORPORATE STRUCTURE ..............................................................................................................		6
Section 2.1	JV Holding Companies; Transfers and/or Contributions on the Scheduled Closing Date .................	6
Section 2.2	Transfers on the Scheduled Closing Date ......................................................................................	7
Section 2.3	Ashland Step Plan ........................................................................................................................	7
Section 2.4	SC Step Plan ...............................................................................................................................	8
Section 2.5	Steps Towards Closing ................................................................................................................	9
Section 2.6	Contemplated Group Structure, Opening Balance Sheet ...............................................................	10
ARTICLE III BUSINESS SCOPE ...........................................................................................................................		10
Section 3.1	Business Scope ............................................................................................................................	10
Section 3.2	Excluded Business .......................................................................................................................	10
ARTICLE IV MASTER CONTRIBUTION AND SALE AGREEMENT .................................................................		11
ARTICLE V New Governance Documents ...............................................................................................................		11
Section 5.1	Governance Documents ...............................................................................................................	11
Section 5.2	Existing Governing Documents .....................................................................................................	11
ARTICLE VI CLOSING ..........................................................................................................................................		11
Section 6.1	Closing Conditions .......................................................................................................................	11
Section 6.2	Local Closing Conditions .............................................................................................................	16
Section 6.3	Merger Filings ..............................................................................................................................	16
Section 6.4	Reasonable Best Efforts ...............................................................................................................	17
Section 6.5	Waiver of Closing Conditions .......................................................................................................	17
Section 6.6	Rescission ....................................................................................................................................	17
Section 6.7	Material Adverse Change Determination .......................................................................................	18
Section 6.8	Closing Date ................................................................................................................................	19
Section 6.9	Preparation of Closing ..................................................................................................................	21
Section 6.10	Waiver of Closing Actions ............................................................................................................	22
Section 6.11	Closing Confirmation ....................................................................................................................	22

-ii-

Section 6.12	Rescission ....................................................................................................................................	22
Section 6.13	Local Closing Date ......................................................................................................................	22
Section 6.14	Period until Local Closing .............................................................................................................	23
Section 6.15	Disposal of Local Businesses ........................................................................................................	23
ARTICLE VII COMPENSATION; NET ASSET VALUE IMBALANCE ..............................................................		23
Section 7.1	Compensation Payments to Ashland and SC ................................................................................	23
Section 7.2	Net Asset Value Imbalance ..........................................................................................................	24
Section 7.3	Preparation of the Closing Date Balance and Net Asset Values Statement	26
Section 7.4	Review of the Closing Date Balance and Net Asset Values Statement by Ashland and SC; Disputes ............................................................................................................	26
Section 7.5	Final Determination of the Imbalance Payment ..............................................................................	28
Section 7.6	General Rules for Payment ...........................................................................................................	28
ARTICLE VIII COSTS ............................................................................................................................................		29
Section 8.1	Costs in connection with the Transfer of Businesses and the Implementation of the Step Plan .........	29
Section 8.2	Costs for the Preparation and Finalization of the Closing Date Balance and Net Asset Values Statement .........................................................................................................	29
ARTICLE IX COVENANTS ...................................................................................................................................		30
Section 9.1	Conduct of Business Prior to Closing ............................................................................................	30
Section 9.2	Further Assurances ......................................................................................................................	32
Section 9.3	Performance by the Group Companies .........................................................................................	32
Section 9.4	Access to Information ..................................................................................................................	32
Section 9.5	Notice of Claims ..........................................................................................................................	32
Section 9.6	Public Announcements .................................................................................................................	33
ARTICLE X FURTHER CONTRACTUAL ARRANGEMENTS ............................................................................		33
Section 10.1	Supply Relations ..........................................................................................................................	33
Section 10.2	Corporate Names/Use of Names .................................................................................................	33
ARTICLE XI CONFIDENTIALITY ........................................................................................................................		34
Section 11.1	Confidentiality ..............................................................................................................................	34
Section 11.2	Proprietary Information ................................................................................................................	34

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Section 11.3	Consented Disclosures .................................................................................................................	35
Section 11.4	Mandatory Disclosures ................................................................................................................	35
Section 11.5	Termination of Obligations ............................................................................................................	35
ARTICLE XII Notices ..............................................................................................................................................		35
Section 12.1	Notices ........................................................................................................................................	35
Section 12.2	Effectiveness ................................................................................................................................	36
ARTICLE XIII MISCELLANEOUS ........................................................................................................................		36
Section 13.1	Expenses .....................................................................................................................................	36
Section 13.2	Foreign Currencies .......................................................................................................................	36
Section 13.3	Calculations .................................................................................................................................	36
Section 13.4	Language .....................................................................................................................................	37
Section 13.5	Amendments ................................................................................................................................	37
Section 13.6	Consent Requirements .................................................................................................................	37
Section 13.7	Exhibits ........................................................................................................................................	37
Section 13.8	Entire Agreement .........................................................................................................................	37
Section 13.9	No Third Party Beneficiary ...........................................................................................................	37
Section 13.10	Assignment ..................................................................................................................................	37
Section 13.11	Exclusion of Remedies .................................................................................................................	37
Section 13.12	Interpretation ...............................................................................................................................	38
Section 13.13	Set-off and Retention ...................................................................................................................	38
Section 13.14	Interest ........................................................................................................................................	38
Section 13.15	Invalid Provisions .........................................................................................................................	38
Section 13.16	Governing Law ............................................................................................................................	38
Section 13.17	Arbitration ...................................................................................................................................	38

-iv-

LIST OF EXHIBITS

Exhibit 1.0	Master Transition Services Agreement .......................................................................	2
Exhibit 1.1	Brazil Toll Manufacturing Agreement .........................................................................	2
Exhibit 1.2	Warehousing and Services Agreement .......................................................................	2
Exhibit 1.3	Dublin Site License Agreement ..................................................................................	2
Exhibit 1.4	Manufacturing Services Agreement ............................................................................	2
Exhibit 1.5	Ashland Capital Budget .............................................................................................	3
Exhibit 1.6	Global Business Plan .................................................................................................	4
Exhibit 1.7	SC Capital Budget ....................................................................................................	5
Exhibit 2.1(c)	Initial Limited Partnership Agreement .........................................................................	7
Exhibit 2.3(a)(i)	High Level Step Plan .................................................................................................	8
Exhibit 2.3(a)(ii)	JV Balance Sheet Requirement Specifications ............................................................	8
Exhibit 2.6	Contemplated Group Structure ..................................................................................	10
Exhibit 4	Master Contribution and Sale Agreement ..................................................................	11
Exhibit 5.1-1	Shareholders' Agreement ..........................................................................................	11
Exhibit 5.1-1 (A)	Additional Terms of exchange rate .............................................................................	11
Exhibit 5.1-2	Amended and Restated Limited Partnership Agreement (to be adopted at Closing) ...................................................................................................	11
Exhibit 6.1(a)(iii)	ASK Step Plan Confirmation ....................................................................................	12
Exhibit 6.1(a)(vi)	AS-Group Material Adverse Change Bring Down .....................................................	12
Exhibit 6.1(b)(i)	SC Step Plan Confirmation .......................................................................................	13
Exhibit 6.1(b)(ii)	SC Material Breach Bring Down ...............................................................................	13
Exhibit 6.1(b)(iii)	SC Material Third Party Consents .............................................................................	13
Exhibit 6.1(b)(iv)	SC Covenant Bring Down .........................................................................................	13
Exhibit 6.1(b)(v)	SC Business Material Adverse Change Bring Down ..................................................	13
Exhibit 6.1(c)(i)	Ashland Step Plan Confirmation ................................................................................	14
Exhibit 6.1(c)(ii)	Ashland Material Breach Bring Down ........................................................................	14
Exhibit 6.1(c)(iii)	Ashland Material Third Party Consents ......................................................................	14
Exhibit 6.1(c)(iv)-1	Ashland Permitted Encumbrances ..............................................................................	15
Exhibit 6.1(c)(iv)-2	Ashland Release Notice ............................................................................................	15
Exhibit 6.1(c)(v)	Ashland Covenant Bring Down .................................................................................	15

-v-

Exhibit 6.1(c)(vi)	Ashland Business Material Adverse Change Bring Down ...........................................	15
Exhibit 6.7(c)	Arbitrator Basic Terms of Reference .........................................................................	18
Exhibit 6.8(a)(i)(4)	Exaloid Share Sale Agreement ..................................................................................	20
Exhibit 6.8(a)(ii)	Ashland Step Plan Confirmation at Closing ................................................................	20
Exhibit 6.8(b)(ii)	SC Step Plan Confirmation at Closing .......................................................................	21
Exhibit 6.8(d)(iii)	SC Shareholder Loans to be repaid at Closing ...........................................................	21
Exhibit 7.1	Payment ...................................................................................................................	24
Exhibit 7.2(a)(i)	Agreed Ashland Net Asset Value ..............................................................................	24
Exhibit 7.2(a)(ii)	Agreed SC Net Asset Value .....................................................................................	24
Exhibit 7.3(b)(i)	Ashland Net Asset Valuations Principles ....................................................................	26
Exhibit 7.3(b)(ii)	SC Net Asset Valuations Principles ...........................................................................	26
Exhibit 7.6(b)	Bank Accounts .........................................................................................................	28
Exhibit 8.1(a)	Cost Sharing .............................................................................................................	29

-vi-

INDEX OF DEFINED TERMS

Affiliate	2	Closing Date Net Asset Values	25
Agreed Ashland Net Asset Values	24	Closing Date Net Asset Values Statement	26
Agreed Ashland Net Debt	24	Compensation Payment Financing	9
Agreed Ashland Working Capital	24	Compensation Payments	24
Agreed Net Asset Values	24	Contemplated Group Structure	10
Agreed SC Net Asset Values	24	Costs	29
Agreed SC Net Debt	24	Dispute	38
Agreed SC Working Capital	24	EBITDA	3
Agreement	1	Euribor	3
ALIP	7	Exaloid Share Sale Agreement	20
Amended and Restated Limited Partnership Agreement	11	Exhibits	37
Ancillary Agreements	2	Final MAC Determination	18
ASAV	1	Fulfillment Date	4
AS-Group	1	GAAP	4
AS-Group Business	10	Global Business Plan	4
AS-Group MAC Relevant EBITDA	2	Governmental Authority	4
AS-Group MAC Relevant Net Sales	2	Group	1
AS-Group Material Adverse Change	2	Group Business	10
Ashland	1	Group Companies	1
Ashland Bank Account	28	Group Material Adverse Change	4
Ashland Business	10	High Level Step Plan	8
Ashland Capital Budget	3	Initial Limited Partnership Agreement	7
Ashland Closing Date Net Asset Values	25	JV Holding Companies	6
Ashland Closing Date Net Debt	25	License Agreements	4
Ashland Closing Date Working Capital	25	Local Closing Date	23
Ashland Imbalance Payment	25	Local Contribution or Sale Agreements	4
Ashland Material Breach	3	Local Interim Period	23
Ashland Material Third Party Consents	14	Local Parties	16
Ashland Step Plan	7	MAC Determination Notice	18
Ashland Termination Event	17	MAC Dispute Notice	18
Ashland's Auditor	26	MAC Relevant EBITDA	4
ASK	1	MAC Relevant Net Sales	4
ASK Bank Account	28	Master Contribution and Sale Agreement	11
Business	10	Mutual Closing Conditions	12
Business Day	3	Neutral Auditor	27
Closing	19	NewCo	9
Closing Actions	19	Parties	1
Closing Conditions	11	Permitted Encumbrances	5
Closing Confirmation	22	Pre-Closing Agreed Global Business Plan	13
Closing Date	19	Proprietary Information	34
Closing Date Balance and Net Asset Values Statement	26	Revised Closing Date Balance and Net Asset Values Statement	27
Closing Date Balance Sheet	26	Rules	38
		SC	1

-vii-

SC Bank Account	28	Scheduled Closing Date	6
SC Business	10	SC's Auditor	26
SC Capital Budget	5	Shareholders' Agreement	11
SC Closing Date Net Asset Values	25	Step Plan Deadline	8
SC Closing Date Net Debt	25	Steps Towards Closing	9
SC Closing Date Working Capital	25	Süd-Chemie Aktiengesellschaft	1
SC Imbalance Payment	25	Tecpro Holding Corporation, Inc.	6
SC Material Breach	5	Transaction	1
SC Material Third Party Consent	13	Transaction Documents	6
SC Step Plan	8	Transferred Businesses	6
SC Termination Event	17	US Limited Partnership	1
SCF	6

-viii-

MASTER FORMATION AGREEMENT

This MASTER FORMATION AGREEMENT (together with all appendices, exhibits and schedules thereto the "Agreement") is made and entered into by and among (i) Ashland Inc., a publicly listed stock corporation, organized and existing under the laws of the Commonwealth of Kentucky, USA, having its office at 50 East RiverCenter Boulevard, Covington, Kentucky 41011, USA ("Ashland"), (ii) Süd-Chemie Aktiengesellschaft, a publicly listed stock corporation, organized and existing under the laws of the Federal Republic of Germany, having its office at Lenbachplatz 6, 80333 München, Germany ("SC"), and (iii) Ashland-Südchemie-Kernfest GmbH, a limited liability company, organized and existing under the laws of the Federal Republic of Germany, having its office at Reisholzstrasse 16-18, 40721 Hilden ("ASK"). Ashland, SC and ASK shall hereinafter collectively be referred to as the "Parties" or individually as a "Party".

W I T N E S S E T H

WHEREAS, Ashland and SC are the sole shareholders of the jointly controlled companies (i) ASK and (ii) Ashland-Avébène S.A.S ("ASAV"; ASK together with its subsidiaries and ASAV (as such entities stand prior to Closing) shall hereinafter be referred to as the "AS-Group").

WHEREAS, Ashland and SC intend to combine their respective worldwide businesses relating to the foundry industry (the "Transaction") by transferring such businesses to (i) ASK and its subsidiaries, and (ii) a newly formed US partnership ("US Limited Partnership"; ASK and US Limited Partnership and their subsidiaries (as such entities stand after Closing) collectively the "Group"; the entities that will be part of the Group shall hereinafter be referred to as the "Group Companies" or individually as a "Group Company").

WHEREAS, Ashland and SC shall, directly or indirectly through their Affiliate's ownership of ASK and the future US Limited Partnership, each hold directly or indirectly 50% of the interest in the Group.

WHEREAS, the Group shall become a globally active full range supplier to the foundry industry, developing, producing and selling premium products and services such as resins, coatings, feeders, sleeves, filters, cores and risers and various other additives by way of technology and service differentiation.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Parties agree as follows:

1

ARTICLE I

CERTAIN DEFINED TERMS

As used in this Agreement, the following capitalized terms have the meanings set forth below:

"Affiliate" means any person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the person specified, excluding the Group Companies and the members of the AS-Group, as the case may be. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether through ownership of voting securities or ownership interests, by contract or otherwise, provided that the direct or indirect ownership of fifty per cent (50%) or more of the voting share capital of a person is deemed to constitute control of such person, and "controlling" and "controlled" have corresponding meanings.

"Ancillary Agreements" means (i) the master transition services agreement substantially in the form as attached hereto as Exhibit 1.0, (ii) the Brazil toll manufacturing agreement substantially in the form as attached hereto as  Exhibit 1.1, (iii) the warehousing and services agreement substantially in the form as attached hereto as Exhibit 1.2, (iv) the Dublin site license agreement substantially in the form as attached hereto as Exhibit 1.3, (v) the manufacturing services agreement substantially in the form as attached hereto as Exhibit 1.4 and (v) the License Agreements substantially in the form, in each case, as the same may be amended by the Parties upon mutual agreement between the Signing Date and the Scheduled Closing Date.

"AS-Group MAC Relevant EBITDA" means the EBITDA of the AS-Group as shown in the Global Business Plan.

"AS-Group MAC Relevant Net Sales" means the net sales of the AS-Group as shown in the Global Business Plan.

"AS-Group Material Adverse Change" means any event, circumstance, effect or change which individually (without taking into account any other event, circumstance, effect or change) affects the business of the AS-Group and has reduced or is reasonably likely to reduce in an aggregate amount of more than (x) EUR 40,000,000.00 (in words: Euro forty million) the consolidated AS-Group MAC Relevant Net Sales, or (y) EUR 5,000,000.00 (in words: Euro five million) the consolidated AS-Group MAC Relevant EBITDA of the AS-Group, such AS-Group MAC Relevant Net Sales and AS-Group MAC Relevant EBITDA as projected for the two year period from January 1, 2010 thru December 31, 2011 in the Global Business Plan from the perspective of a prudent business person; provided however, that

(i)      proceeds from or claims which have been conceded in writing by third parties (including claims against insurance companies) shall be calculated against such reduction; this shall not apply to proceeds from or claims for remedies provided for herein or in the Master Contribution and Sale Agreement; and

(ii)      an AS-Group Material Adverse Change shall not have occurred, if such reduction is cured (whether by remediation in kind or monetary compensation (including by monetary compensation paid by the AS-Group)) prior to the Closing Date, or

(iii)      an AS-Group Material Adverse Change shall not have occurred, if such reduction is reasonably capable of being cured (whether by remediation in kind or monetary compensation (including by monetary compensation paid by the AS-Group)) within three (3) months from the Closing Date.

An AS-Group Material Adverse Change shall not include any effect resulting from (i) changes in general economic conditions (including general developments of capital and financial markets) or industry-wide conditions, (ii) changes in applicable laws or interpretations thereof, (iii) measures or actions taken by or with the joint approval of Ashland and SC or (iv) the compliance with the terms of, or the taking of any action required or otherwise contemplated by any of the Transaction Documents, or (v) the execution or consummation of the Transaction Documents.

"Ashland Capital Budget" means the 2010 capital budget for the Ashland Business attached hereto as Exhibit 1.5.

"Ashland Material Breach" shall have occurred if (i) any Breach (as defined in Section 7.1 of the Master Contribution and Sale Agreement) with respect to the representation and warranties made by Ashland in the Master Contribution and Sale Agreement has occurred , and (ii) such Breach is reasonably likely to give ASK or the relevant Group Company a claim under the Master Contribution and Sale Agreement in excess of EUR 5,000,000.00 (in words: Euro five million).

"Business Day" means any day other than Saturday, Sunday and public holidays in Munich, Germany and in New York, NY, USA.

"EBITDA" means earnings before interest, income taxes, depreciation and amortizations, calculated as demonstrated in the Global Business Plan.

"Euribor" means the percentage rate per annum determined by the Banking Federation of the European Union for a twelve months period which appears on the appropriate page of the Reuters screen (or such other page as the Parties may agree) at or about 11.00 a.m. London time on the date on which payment of the sum under this Agreement was due but not paid.

"Fulfillment Date" means the date on which the last of the Closing Conditions has been fulfilled or waived.

"GAAP" means generally accepted accounting principles, consistently applied throughout the periods presented.

"Global Business Plan" means (i) as from the Signing Date until the date on which SC and Ashland agree on the Pre-Closing Agreed Global Business Plan in writing, the business plan attached hereto as Exhibit 1.6 and (ii) as from the date on which SC and Ashland agree on the Pre-Closing Agreed Global Business Plan in writing, the Pre-Closing Agreed Global Business Plan.

"Governmental Authority" means any applicable federal, state or local government, regulatory or administrative authority, or any court, agency, commission, tribunal, or judicial or arbitral body or self-regulated entity, whether domestic or foreign.

"License Agreements" shall have the meaning ascribed thereto in the definitions Section of the Master Contribution and Sale Agreement.

"Local Contribution or Sale Agreements " has the meaning given to it in the Master Contribution and Sale Agreement.

"Local Closing Conditions" means those conditions precedent as set forth in the respective Local Contribution or Sale Agreement.

"MAC Relevant EBITDA" means the EBITDA of the Group as shown in the Global Business Plan, but excluding the EBITDA attributable to AS-Group.

"MAC Relevant Net Sales" means the net sales of the Group as defined in the Global Business Plan, but excluding the net sales attributable to the AS-Group.

"Group Material Adverse Change" means any event, circumstance, effect or change which individually (without taking into account any other event, circumstance, effect or change) affects the Ashland Transferred Business Assets or the SC Transferred Business Assets (each as defined in the Master Contribution and Sale Agreement), as the case may be, and has reduced or is reasonably likely to reduce in an aggregate amount of more than (x) EUR 40,000,000.00 (in words: Euro forty million) the consolidated MAC Relevant Net Sales, or (y) EUR 5,000,000.00 (in words: Euro five million) the consolidated MAC Relevant EBITDA of the Group, such MAC Relevant Net Sales and MAC Relevant EBITDA as projected for the two year period from January 1 2010 thru December 31 2011 in the Global Business Plan from the perspective of a prudent business person; provided however, that

(i)      proceeds from or claims which have been conceded in writing by third parties (including claims against insurance companies) shall be calculated against such reduction; this shall not apply to proceeds from or claims for remedies provided for herein or in the Master Contribution and Sale Agreement; and

(ii)      a Group Material Adverse Change shall not have occurred, if such reduction is cured (whether by remediation in kind or monetary compensation (including by monetary compensation paid by the affected Party)) prior to the Closing Date, or

(iii)      a Group Material Adverse Change shall not have occurred, if such reduction is reasonably capable of being cured (whether by remediation in kind or monetary compensation (including by monetary compensation paid by the affected Party)) within three (3) months from the Closing Date.

A Group Material Adverse Change shall not include any effect resulting from (i) changes in general economic conditions (including general developments of capital and financial markets) or industry-wide conditions, (ii) changes in applicable laws or interpretations thereof, (iii) measures or actions taken by or with the approval of (a) SC in the case of a Group Material Adverse Change with respect to the Ashland Transferred Business Assets, or (b) Ashland in the case of a Group Material Adverse Change with respect to the SC Transferred Business Assets, (iv) compliance with the terms of, or the taking of any action required or otherwise contemplated by any of the Transaction Documents, or (v) the execution or consummation of the Transaction Documents.

"Permitted Encumbrances" shall have the meaning ascribed thereto in the Master Contribution and Sale Agreement.

"SC Capital Budget" means the 2010 capital budget for the SC Business attached hereto as Exhibit 1.7.

SC Material Breach" shall have occurred if (i) any Breach (as defined in Section 7.1 of the Master Contribution and Sale Agreement) with respect to the representations and warranties made by SC in the Master Contribution and Sale Agreement has occurred, and (ii) such Breach is reasonably likely to give ASK or the relevant Group Company a claim under the Master Contribution and Sale Agreement in excess of EUR 5,000,000.00 (in words: Euro five million).

"Scheduled Closing Date" means

(i)      the last calendar day of the month into which the Fulfillment Date falls, if the Fulfillment Date falls into any day between day 1 (including) and day 15 (including) of a calendar month;

(ii)      the last calendar day of the month following the month into which the Fulfillment Date falls, if the Fulfillment Date falls into any day after day 15 (excluding) of a calendar month; or

(iii)     any other date as agreed between Ashland and SC in writing.

"SCF" means Süd-Chemie Finance GmbH (i.e., a subsidiary of SC)

"Signing Date" means the date of this Agreement.

"Tecpro Holding Corporation, Inc." means Tecpro Holding Corporation, Inc., a U.S. subsidiary of SC.

"Transaction Documents" means this Agreement, the Master Contribution and Sales Agreement, including its appendices, exhibits and schedules.

"Transferred Businesses" means the Ashland Business, the SC Business and the shareholding in ASAV.

ARTICLE II

CORPORATE STRUCTURE

Section 2.1            JV Holding Companies; Transfers and/or Contributions on the Scheduled Closing Date.     ASK and US Limited Partnership shall serve as ultimate holding companies for the Group (collectively the "JV Holding Companies"). The business year of the JV Holding Companies shall be the calendar year.

(b)         Ashland and SC shall procure that between the Signing Date and the Closing Date (i) ASK's registered capital of EUR 4,000,000 remains unchanged and ASK's place of business and registered seat remains in Hilden, Germany, and (ii) ASAV's registered capital of EUR 1,200,000 remains unchanged and ASAV's place of business and registered seat remains in LeGoulet 29720, France. Ashland and SC undertake to take all actions in accordance with the shareholders' agreement relating to their joint shareholding in ASK and ASAV and/or their respective current articles of association, if and to the extent such actions (including the granting of consents or the entering into amendment agreements) are required to consummate this Agreement and the Transaction. As from the Closing Date the relations of Ashland and SC as joint shareholders in ASK shall be governed by the Shareholders' Agreement (as defined in Section 5.1) and the new articles of association to be resolved thereunder.

(c)         The Parties shall and shall procure, as the case may be, that as soon as reasonably practical after the Signing Date, US Limited Partnership is formed by each of Ashland, Ashland Licensing and Intellectual Property, LLC ("ALIP") and Tecpro Holding Corporation Inc. as limited partners, who shall each (Ashland and ALIP on the one hand and Tecpro Holding Corporation Inc. on the other hand) hold 49.95% of the LP interest in US Limited Partnership and ASK as general partner, who shall hold 0.1% GP Interest in US Limited Partnership. Ashland, ALIP and Tecpro Holding Corporation Inc. shall each make those contributions to US Limited Partnership as and when required by this Agreement and ASK shall make those contributions to US Limited Partnership as and when required by this Agreement. US Limited Partnership's principal place of business shall be in Dublin, Ohio, USA. US Limited Partnership's name shall be ASK Chemicals LP. The initial partnership agreement of US Limited Partnership is attached hereto as Exhibit 2.1(c)  (the "Initial Limited Partnership Agreement").

Section 2.2     Transfers on the Scheduled Closing Date. On the Scheduled Closing Date

(a)         Ashland shall (and shall procure that its relevant Affiliates will) transfer the Ashland Transferred Companies and the Ashland Carve-Out Business (each as defined in the Master Contribution and Sales Agreement); and

(b)         SC (and shall procure that its relevant Affiliates will) transfer the SC Transferred Companies and the SC Carve-Out Business (each as defined in the Master Contribution and Sales Agreement)

to the relevant Group Companies. In preparation of these transfer obligations, the Parties agree to prepare certain step plans as set forth in Section 2.3 and Section 2.4 and to adhere and cause their respective Affiliates to adhere to such step plans prior to the Scheduled Closing Date and on the Scheduled Closing Date, respectively.

Section 2.3      Ashland Step Plan.

(a)         Ashland shall prepare a detailed step plan (such step plan, including its completions, if any, the "Ashland Step Plan") which shall set forth in detail all steps which are required to

(i)      consummate the transfer of the Ashland Transferred Companies and the Ashland Carve-Out Business to the Group Companies in accordance with the specifications of the high level step plan attached hereto as Exhibit 2.3(a)(i)  (the "High Level Step Plan"); and

(ii)      effect the balance sheet objectives (attributable to the transfer of the Ashland Transferred Companies and the Ashland Carve-Out Business) set forth on Exhibit 2.3(a)(ii) .

(b)         Any deviation, alteration or amendment of the High Level Step Plan requires the written consent by SC.

(c)         No later than twenty (20) Business Days after the Signing Date (the "Step Plan Deadline") Ashland shall provide the Ashland Step Plan to ASK and SC.

(d)         If, at any time after the Signing Date Ashland determines material impediments for the execution of the Ashland Step Plan exist, Ashland shall promptly inform ASK and SC of such impediments. Without limiting the forgoing, Ashland undertakes that ASK and SC shall be provided with all material correspondence between Ashland and its advisors which relates to the execution of the Ashland Step Plan. Ashland shall grant ASK and SC access to its advisors and give them and their advisors the opportunity to discuss details of the material correspondence.

Section 2.4       SC Step Plan.

(a)         SC shall prepare a detailed step plan (such step plan, including its completion, if any, the "SC Step Plan") which shall set forth in detail all steps which are required to

(i)      consummate the transfer of the SC Transferred Companies and the SC Carve-Out Business (each as defined in the Master Contribution and Sales Agreement) to the Group Companies in accordance with the specifications of the high level step plan attached hereto as Exhibit 2.3(a)(i); and

(ii)      effect the balance sheet objectives (attributable to the transfer of the SC Transferred Companies and the SC Carve-Out Business) set forth on Exhibit 2.3(a)(ii).

(b)         Any deviation, alteration or amendment of the High Level Step Plan requires the written consent by Ashland.

(c)         No later than twenty (20) Business Days after the Step Plan Deadline SC shall provide the SC Step Plan to ASK and Ashland.

(d)         If at any time after the Signing Date,  SC determines material impediments for the execution of the SC Step Plan exist, SC shall promptly inform ASK and Ashland of such impediments. Without limiting the forgoing, SC undertakes that ASK and Ashland shall be provided with all material correspondence between SC and its advisors which relates to the execution of the SC Step Plan. SC shall grant ASK and Ashland access to its advisors and give them and their advisors the opportunity to discuss details of the material correspondence.

Section 2.5     Steps Towards Closing.  Ashland shall undertake and/or procure that all activities set forth on the Ashland Step Plan will duly be performed as soon as reasonably practical after the Signing Date and SC shall undertake and/or procure that all activities set forth on the SC Step Plan will duly be performed as soon as reasonably practical after the Signing Date. In addition (together with the steps on the Ashland Step Plan and the SC Step Plan, the "Steps Towards Closing"):

(a)         ASK shall (and Ashland and SC shall procure that ASK will) form or have otherwise in place the subsidiary companies (each a "NewCo") with a legal form and registered seat as required by the Contemplated Group Structure (as defined in Section 2.6);

(b)         ASK shall (and Ashland and SC shall procure that ASK will) enter into binding debt financing agreements on reasonable commercial terms under which ASK shall have the right to draw monies up to the Compensation Payment to Ashland as contemplated under Section 7.1 on the Scheduled Closing Date (the "Compensation Payment Financing") and further shall have the right to draw monies up to EUR 40 million (the "Other Financing");

(c)         SC shall procure that the profit and loss transfer agreements between SCF and SKW and between SC and WD are being terminated on or prior to the Scheduled Closing Date; and

(d)         Ashland, SC and ASK shall (and Ashland and SC shall procure that ASK will) and shall procure (and Ashland and SC shall procure that ASK will procure) that their relevant Affiliates will prepare and finalize drafts of the Local Contribution and Sales Agreements, including all respective annexes thereto, in accordance with the principles set forth in the Master Contribution and Sales Agreement and execute such drafts upon their finalization.

Section 2.6      Contemplated Group Structure, Opening Balance Sheet.  The contemplated corporate structure of the Group, which shall be implemented on the Scheduled Closing Date by virtue of the Master Contribution and Sale Agreements and certain Local Contribution or Sale Agreements to be performed thereunder, is shown in Exhibit 2.6  (the "Contemplated Group Structure").

The Parties shall procure that the Group will within 90 days after the Closing Date prepare unaudited balance sheets of the Group Companies in accordance with IFRS as per the Closing Date.

ARTICLE III

BUSINESS SCOPE

Section 3.1     Business Scope.  The scope of business of the Group shall include:

(a)         Subject to Section 3.2, Ashland's and Ashland Affiliates' casting solutions business which manufactures and sells metal casting chemicals worldwide, including sandbinding resin systems, refractory coatings, release agents, engineered sand additives and riser sleeves and also provides casting process modeling, core-making process modeling and rapid prototyping services (the "Ashland Business");

(b)         Subject to Section 3.2, SC's and SC Affiliates' foundry business and related business (the "SC Business"); and

(c)         all activities conducted by the AS-Group, whether foundry related or not (the "AS-Group Business").

The Ashland Business, the SC Business and the AS-Group Business shall hereinafter collectively be referred to hereinafter as the "Business" or the "Group Business".

Section 3.2    Excluded Business.  For the avoidance of doubt the SC Business shall not include the betonite business of SC. The Ashland Business shall not include the real property and the manufacturing related assets of (i) Kidderminster, UK, (ii) Missasauga, Ontario, Canada, (iii) Changzhou, PRC, (iv) Castro, Spain and (v) Milano, Italy.

ARTICLE IV

MASTER CONTRIBUTION AND SALE AGREEMENT

The transfer of the Ashland Business, the SC Business and the shareholding in ASAV shall be performed on the Scheduled Closing Date by a combination of contributions and sales of both shareholdings and assets as further described in a master contribution and sale agreement, attached hereto as Exhibit 4 (the "Master Contribution and Sale Agreement") and to be executed simultaneously with this Agreement.

ARTICLE V

NEW GOVERNANCE DOCUMENTS

Section 5.1       Governance Documents.  The governance of, and other matters respecting the applicable Parties' ownership of (i) ASK shall be governed by a shareholders' agreement, a draft of which is attached hereto as Exhibit 5.1-1, it being understood that said draft shall be amended prior to the Scheduled Closing Date to reflect the agreements said forth on Exhibit 5.1-1 (A) (“Additional Terms on exchange rates”) (the "Shareholders' Agreement") and (ii) US Limited Partnership shall be governed by the amended and restated limited partnership agreement, a draft of which is attached hereto as Exhibit 5.1-2  (the "Amended and Restated Limited Partnership Agreement"). Save any amendments mutually agreed upon by the Parties prior to the Closing, such drafts shall be deemed final (in all material respects) and shall be executed by the parties thereto on the Scheduled Closing Date.

Section 5.2      Existing Governing Documents. Ashland and SC shall terminate, or cause to be terminated, the existing shareholders' agreements governing the operations of the AS-Group without any further claims or liabilities of the parties thereto, subject to the occurrence of the Closing.

ARTICLE VI

CLOSING

Section 6.1        Closing Conditions

.  The obligation of Ashland and SC to perform the Closing Actions shall be subject to the fulfillment or waiver, if such waiver is provided for in Section 6.5, of the following conditions precedent (the "Closing Conditions"):

(a)         Mutual Conditions. The respective obligations of Ashland and SC to effect the Closing are subject to the prior satisfaction of the following conditions (the "Mutual Closing Conditions"):

(i)      the Transaction may be lawfully consummated pursuant to the merger control laws of the Republic of Korea and the European Union;

(ii)      there shall have been no enforceable judgment, injunction, order or decree by any court or Governmental Authority which shall prohibit the Closing;

(iii)      ASK has provided to Ashland and SC a written statement, substantially in the form as attached as Exhibit 6.1(a)(iii), signed by the managing director of ASK including reasonable evidence confirming that all Steps Towards Closing for which ASK and/or ASK's Affiliates are responsible have duly been completed, except for those which are identified as steps that shall be completed on the Scheduled Closing Date;

(iv)      ASK executed and/or caused the relevant Group Companies who are Local Parties to execute, the Local Contribution or Sale Agreements and made or caused the relevant Local Parties to make any deliveries contemplated thereunder;

(v)      Subject to termination or retirement of such Carve-Out Employees as defined in the Master Contribution and Sale Agreement) in the ordinary course of business, at least 80% of the Carve-Out Employees (employed by Ashland as of the Signing Date, including a sufficient number of employees involved in each functional area, and with the levels of seniority and expertise necessary to operate the Ashland Carve-Out Business (as defined in the Master Contribution and Sale Agreement), have agreed to accept employment with one of the Group Companies on terms which are satisfactory to the Parties in light of the Global Business Plan;

(vi)      no AS-Group Material Adverse Change has occurred between the Signing Date and the Closing and a bring down certificate, in the form attached hereto as Exhibit 6.1(a)(vi) has been submitted to Ashland and SC by ASK;

(vii)      ASK shall have obtained the Compensation Payment Financing and the Other Financing;

(viii)      the Group shall have obtained comprehensive insurance coverage for the Group Business;

(ix)      SC and Ashland have agreed in writing on an updated version of the Global Business Plan (the "Pre-Closing Agreed Global Business Plan");

(x)      SC and Ashland shall have agreed on the Shareholders’ Agreement in order to reflect the agreements contemplated by Exhibit 5.1-1 (A), and

(xi)      the Initial Limited Partnership Agreement has been duly executed by ASK.

(b)         The obligation of Ashland to effect the Closing is subject to the prior satisfaction of the following additional conditions

(i)      SC has provided to Ashland a written statement substantially in the form as attached as Exhibit 6.1(b)(i) signed by SC’s General Counsel including customary evidence that all Steps Towards Closing for which SC and/or SC's Affiliates are responsible have duly been completed, except for those which are identified as steps that shall be completed on the Scheduled Closing Date;

(ii)      no SC Material Breach has occurred, and a bring down certificate, in the form attached hereto as Exhibit 6.1(b)(ii) has been submitted to Ashland by SC;

(iii)     those third parties' consents and waivers (including such of governmental authorities and co-shareholders) set forth on Exhibit 6.1(b)(iii) (the "SC Material Third Party Consents") have been obtained, provided, that none of such consents and waivers set forth on such Exhibit shall impose obligations upon the Group Business that are substantially more adverse or substantially different in character than the corresponding obligations that are imposed on the SC Business by the applicable contracts that are in effect on the date hereof;

(iv)    SC has performed in all material respects its covenants set forth in Article IX and Article XI required to be performed at or prior to the Closing and a bring down certificate, in the form as attached hereto as Exhibit 6.1(b)(iv) has been submitted to Ashland by SC;

(v)      no Group Material Adverse Change has occurred with respect to the SC Business between the Signing Date and the Closing Date and a bring down certificate, in the form attached hereto as Exhibit 6.1(b)(v) has been submitted to Ashland by SC;

(vi)    SC shall have provided evidence reasonably satisfactory to Ashland that the actions contemplated by Article XI of the Master Contribution and Sale Agreement have been completed;

(vii)    The Local Closing Conditions necessary to effectuate the transfer of: (A) the AMSC Shares; (B) the SKW Shares, and (C) the WD Shares (in each case, as defined in the Master Contribution and Sale Agreement) shall have been fulfilled or waived;

(viii)   SC executed and/or caused its relevant Affiliates who are Local Parties to execute, the Local Contribution or Sale Agreements and made or caused the relevant Local Parties to make any deliveries contemplated thereunder; and

(ix)    the Initial Limited Partnership Agreement has been duly executed by SC and Tecpro Holding Corporation Inc.;

(c)         The obligation of SC to effect the Closing is subject to the prior satisfaction of the following additional conditions:

(i)      Ashland has provided to SC a written statement substantially in the form as attached as Exhibit 6.1(c)(i) signed by Ashland’s General Counsel including customary evidence that all Steps Towards Closing for which Ashland and/or Ashland's Affiliates are responsible have duly been completed, except for those which are identified as steps that shall be completed on the Scheduled Closing Date;

(ii)      no Ashland Material Breach has occurred, and a bring down certificate, in the form attached hereto as Exhibit 6.1(c)(ii) has been submitted to SC by Ashland;

(iii)      SC shall have received five out of the ten consents listed on Exhibit 6.1(c)(iii) (the "Ashland Material Third Party Consents"), provided, that none of such consents and waivers set forth on such Exhibit shall impose obligations upon the Group Business that are substantially more adverse or substantially different in character than the corresponding obligations that are imposed on the Ashland Business by the applicable contracts that are in effect on the date hereof.  For the purposes of determining whether a consent shall be considered received hereunder, it is agreed that if  the then current contract with a third party (i) transfers by operation of law or (ii) is validly assigned without requiring the consent of such third party then such consent shall be deemed to have been received.

(iv)     those Permitted Encumbrances set forth on Exhibit 6.1(c)(iv)-1 shall have been released and terminated by the current secured party and Ashland has delivered to SC a statement to that effect, substantially in the form of Exhibit 6.1(c)(iv)-2 together with U.C.C. termination statements to evidence the relevant terminations;

(v)      Ashland has performed in all material respects its covenants set forth in Article IX and Article XI required to be performed at or prior to the Closing and a bring down certificate, in the form as attached hereto as Exhibit 6.1(c)(v) has been submitted to SC by Ashland;

(vi)     no Group Material Adverse Change has occurred with respect to the Ashland Business between the Signing Date and the Closing Date and a bring down certificate, in the form attached hereto as Exhibit 6.1(c)(vi) has been submitted to SC by Ashland;

(vii)     The Local Closing Conditions necessary to effectuate the transfer of: (A) the Ashland US Business; (B) the Ashland Resinas Shares, (C) the Ashland Iberia Shares, (D) Ashland Japan Shares and (E)  Ashland Korea Shares (in each case, as defined in the Master Contribution and Sale Agreement) shall have been fulfilled or waived; and

(viii)    Ashland has provided to SC evidence that Ashland Resinas Ltda. has been granted a new certificate of approval (habite-se) covering its entire site and activities in Campinas by the competent Governmental Authority;

(ix)     Ashland has restricted access to the warehouse at the site in Poligono Industrial Ezilolatza, Idiazabel, Guipuzcoa, 20213, Spain of Kemen Manguitos S.A. to the reasonable satisfaction of SC;

(x)      Ashland executed and/or caused its relevant Affiliates who are Local Parties to execute, the Local Contribution or Sale Agreements and made or caused the relevant Local Parties to make any deliveries contemplated thereunder;

(xi)       at least 60% of the Key Employees (as defined in the Master Contribution and Sale Agreement) pertaining to the Ashland Business have agreed to accept employment with one of the Group Companies on terms which are satisfactory to the Parties in light of the Global Business Plan; and

(xii)     the Initial Limited Partnership Agreement has been duly executed by Ashland and Ashland Licensing and Intellectual Property, LLC.

Section 6.2       Local Closing Conditions.  The obligation of Ashland and SC to effect any of the actions set forth in Section 6.8(a) and Section 6.8(b) with respect to the performance of the Local Contribution or Sale Agreements shall not be suspended in any way; except: (i) in the case of Ashland as specified in Section 6.1(b)(vii) in the case of SC as specified in Section 6.1(c)(vii).

Section 6.3       Merger Filings.

(a)         Without undue delay after the execution of this Agreement, however, in no event later than 30 Business Days thereafter, Ashland and SC shall on behalf of themselves and with effect for the relevant parties to the Local Contribution or Sale Agreements (the "Local Parties") file all necessary notifications or applications for approval with the competent merger control authorities. Ashland and SC shall support each other with respect to the necessary filings and provide assistance in preparing the relevant filing documentation. Neither Ashland nor SC shall make any filings or submissions without the prior approval of the respective other Party. Ashland and SC shall keep each other regularly informed of the progress of the procedure with the authorities and shall submit copies of all filings and submissions made to the merger control authorities to the other Party without undue delay. Ashland and SC shall (i) provide, and shall procure that the relevant Local Parties provide to each other, such documents and other information and such assistance as is necessary to make the filings and necessary submissions and to obtain all merger clearances as soon as possible, and (ii) comply, and shall procure that the relevant Local Parties comply, with all information requests by the competent merger control authorities. Ashland and SC shall provide to the other Party copies of any correspondence with merger control authorities and copies of any written statement, order or decision of the merger control authorities without undue delay.

(b)         In the event that any competent merger control authority states its intention to grant its approval only subject to compliance with specific conditions, limitations or orders the relevant Party affected hereby shall comply with, and shall procure that the relevant Local Party complies with all such conditions, limitations or orders which are reasonably acceptable to such Party. No Party shall, however, be obligated to dispose of any material assets in order to comply with any conditions, limitations or orders set by a merger control authority.

(c)         If, after six (6) months after the Signing Date, (i) any merger clearance referred to in Section 6.1(a)(i), or any other governmental consent, approval or waiver required under applicable law in any jurisdiction in order to effect the consummation, in whole or in part, of this Agreement or any Local Contribution or Sale Agreement is not obtained, or (ii) the consummation, in whole or in part, of this Agreement or any Local Contribution or Sale Agreement is prohibited under any enforceable law, or any enforceable judgment, injunction, order or decree by any court or Governmental Authority, including those referred to in Section 6.1(a), the Parties shall nevertheless consummate the Closing, provided, however, that (i) this shall not apply if the merger control clearance by the Republic of Korea and the European Union has not been granted, and (ii) no Party shall be obligated to perform any of the Local Contribution or Sale Agreements in respect of which the consummation of the Closing would violate any applicable law or decision. Ashland and SC shall cooperate in good faith to obtain any approval and, if deemed promising by either Ashland or SC, challenge any decision prohibiting the Closing or the closing under any Local Contribution or Sale Agreement, and shall agree on such arrangements as give commercial effect to the intent of Ashland and SC to the extent permitted under applicable law.

Section 6.4       Reasonable Best Efforts.  Each Party shall use reasonable best efforts to ensure that the Closing Conditions will be fulfilled as soon as possible after the Signing Date.

Section 6.5       Waiver of Closing Conditions.  Ashland and SC may waive the satisfaction of the Closing Conditions, in whole or in part, set forth in Section 6.1(a) by joint written declaration. Ashland may waive the satisfaction of the Closing Conditions, in whole or in part, set forth in Section 6.1(b).  SC may waive the satisfaction of the Closing Conditions, in whole or in part, set forth in Section 6.1(c).  The waiver shall be made by written notice by the Party entitled to such waiver to the respective other Party. The effect of a waiver shall be limited to eliminating the need that the respective Closing Condition is being fulfilled on the Closing Date and shall not prejudice any claims either Party may have with respect to the fulfillment of such Closing Condition (including, without limitation, claims either Party may have in accordance with Section 9.1(d)).

Section 6.6       Rescission.

(a)         Either Ashland or SC shall be entitled to rescind this Agreement, if the Mutual Closing Conditions have not been fulfilled within six (6) months after the Signing Date.

(b)         In case that Ashland has committed (i) an Ashland Material Breach or (ii) a material breach of its material covenants or agreements under this Agreement or (iii) a Group Material Adverse Change has occurred with respect to the Ashland Business ((i), (ii), and (iii) each a "SC Termination Event"), SC may rescind this Agreement within 30 thirty Business Days after SC has obtained knowledge of a SC Termination Event.

(c)         In case that SC has committed (i) a SC Material Breach or (ii) a material breach of its material covenants or agreements under this Agreement or (iii) a Group Material Adverse Change has occurred with respect to the SC Business ((i), (ii), and (iii) each an "Ashland Termination Event"), Ashland may rescind this Agreement within 30 thirty Business Days after Ashland has obtained knowledge of a Ashland Termination Event.

(d)         The effect of such rescission shall be limited to eliminating the obligation of either Party to consummate this Agreement, but shall not limit or prejudice any claims either Party may have against the respective other Party in case of a non-fulfillment of a Closing Condition. In case of a rescission pursuant to this Section, all agreements concluded by the Parties hereunder shall automatically be null and void; however, ARTICLE XI, ARTICKE XII and ARTICLE XIII of this Agreement shall survive for a period of five (5) years of the day the withdrawal becomes effective.

Section 6.7       Material Adverse Change Determination.

(a)         In the event that, prior to the occurrence of the Closing, either Ashland or SC determines that

(i)      a Group Material Adverse Change, either with respect to the Ashland Business or with respect to the SC Business (for the avoidance of doubt Ashland can make such determination with respect to the Ashland Business as well as the SC Business and SC can make such determination with respect to the SC Business as well as the Ashland Business), or

(ii)      an AS-Group Material Adverse Change

has occurred, it shall promptly after such determination, but no later than at the beginning of the Scheduled Closing Date, notify the other Party of such determination and provide it with a written statement setting forth the basis of such determination (the "MAC Determination Notice").

(b)         In the event that the respective other Party disagrees with such determination, it shall within five (5) Business Days of receipt of the MAC Determination Notice notify the Party that has submitted the MAC Determination Notice of such disagreement and provide it with a written statement setting forth the basis of such disagreement (the "MAC Dispute Notice").

(c)         The MAC Dispute Notice shall promptly be submitted by either Ashland or SC for resolution to Klaus Gerstenmaier Germany, and shall be finally determined within twenty (20) Business Days after submission in accordance with the terms of reference to be prepared by Klaus Gerstenmaier based on the individual case submitted and on the basic terms of reference attached hereto as Exhibit 6.7(c) whether a Group Material Adverse Change or an AS-Group Material Adverse Change, as the case may be, has occurred or not. Such determination shall be final and binding upon the Parties (the "Final MAC Determination"). The applicable condition precedent shall not be deemed to have been satisfied until the delivery of the Final MAC Determination. For as long as Ashland and SC continue to disagree as to whether a Group Material Adverse Change or an AS-Group Material Adverse Change has occurred upon the submission of a MAC Dispute Notice to Klaus Gerstenmaier neither Party shall be obliged to perform any of the Closing Actions, unless a Final MAC Determination has been rendered which holds that no Group Material Adverse Change or no AS-Group Material Adverse Change, respectively, has occurred.

Section 6.8       Closing Date. If  the Scheduled Closing Date is on a Business Day, Ashland and SC shall meet at the offices of Skadden, Arps, Slate, Meagher & Flom LLP in Munich, Germany, or at such other location as agreed upon between the Parties, where the following actions (the "Closing Actions", which in their entirety shall constitute the "Closing") shall be performed simultaneously (the date on which all Closing Actions have been performed shall hereinafter be referred to as the "Closing Date" and Closing shall be deemed to have occurred as of the end of the Closing Date (i.e., 12:00 pm/00:00 am, i.e. midnight) in each of the local jurisdictions).

If  the Scheduled Closing Date is not on a Business Day, Ashland and SC shall meet at the offices of Skadden, Arps, Slate, Meagher & Flom LLP in Munich, Germany, or at such other location as agreed upon between the Parties, on the Business Day immediately preceding the Scheduled Closing Date, where the Closing Actions with the exception of such mentioned in Sections 6.8 (a)(i) and 6.8 (b)(i) shall be performed simultaneously. In this event, the Closing Date will be the Scheduled Closing Date and Closing shall be deemed to have occurred as of the end of the Scheduled Closing Date (i.e., 12:00 pm/00:00 am, i.e. midnight) in each of the local jurisdictions).  The Closing Actions set forth in Sections 6.8 (a)(i)(1) and 6.8 (b)(i)(1) shall be performed shortly before the end of the Scheduled Closing Date.

(a)         At the Closing, Ashland

(i)      shall deliver, or cause to be delivered, to SC the following documents:

(1)         each of the bring down certificates referred to in Section 6.1(c)(ii), Section 6.1(c)(v) and Section 6.1(c)(vi) each newly issued as of the Scheduled Closing Date;

(2)         the Shareholders' Agreement duly executed by Ashland and AIHI (as defined in the Master Contribution and Sale Agreement), and the Restated Limited Partnership Agreement duly executed by Ashland;

(3)         all Ancillary Agreements to which it and/or its relevant Affiliates are party duly executed by Ashland and/or its relevant Affiliates;

(4)         the share purchase and transfer agreement for the sale and transfer of the shares held by Ashland in Exaloid S.L. to Süd-Chemie España, S.L. substantially in the form as attached hereto as Exhibit 6.8(a)(i)(4) (the "Exaloid Share Sale Agreement") duly executed by Ashland; and

(ii)      shall provide to SC a written statement substantially in the form as attached as Exhibit 6.8(a)(ii) signed by the Ashland's General Counsel including customary evidence that all Steps Towards Closing for which Ashland and/or Ashland's Affiliates are responsible have duly been completed;

(iii)     shall procure that the Group Companies remit all required cash payments in accordance with the terms of the Local Contribution or Sale Agreements;

(b)         At the Closing, SC

(i)      shall deliver, or cause to be delivered, to Ashland the following documents:

(1)         each of the bring down certificates referred to in Section 6.1(b)(ii), Section 6.1(b)(iv) and Section 6.1(b)(v) each newly issued as of the Scheduled Closing Date;

(2)         the Shareholders' Agreement duly executed by SC and SCF, the Amended and Restated Limited Partnership Agreement duly executed by Tecpro Holding Corporation Inc.;

(3)         all Ancillary Agreements to which it or and/or its relevant Affiliates are party duly executed by SC and/or its relevant Affiliates;

(4)         the evidence with respect to the termination of  the SKW and WD Profit and Loss Transfer Agreement called for by Section 6.1(b)(vi),

(5)         the Exaloid Share Sale Agreement duly executed by Süd-Chemie España, S.L.;

(ii)      shall provide to Ashland a written statement substantially in the form as attached as Exhibit 6.8(b)(ii) signed by the SC's General Counsel including customary evidence that all Steps Towards Closing for which SC and/or SC's Affiliates are responsible have duly been completed;

(iii)       make the purchase price payment under the Exaloid Share Sale Agreement to the Ashland Bank Account; and

(c)         At the Closing ASK shall deliver to SC and Ashland the bring down certificate referred to in Section 6.1(a)(vi) newly issued as of the Scheduled Closing Date.

(d)         At the Closing, Ashland and SC shall further procure that

(i)      the JV Holding Companies countersign the relevant Ancillary Agreements on behalf of themselves and all future Group Companies;

(ii)      ASK makes the Compensation Payments to the Ashland Bank Account and the SC Bank Account, respectively, each as provided for in Section 7.1;

(iii)      the SC Transferred Companies (as defined in the Master Contribution and Sale Agreement) repay all outstanding shareholder loans as listed in Exhibit 6.8(d)(iii) granted to the SC Transferred Companies by SC and/or SCF (including interest accrued thereon until (but excluding) the Scheduled Closing Date) by making respective payments to the SC Bank Account

(iv)       ASK duly executes the Amended and Restated Limited Partnership Agreement.

(e)         At the Closing, Ashland and SC shall send the jointly signed local closing triggering emails in the form as attached to each of the Local Contribution or Sale Agreements setting forth the relevant effective date and time to the relevant recipients named in the relevant Local Contribution or Sale Agreement.

Section 6.9       Preparation of Closing. Ashland and SC shall meet at least three (3) Business Days prior to the Scheduled Closing Date at the offices of Skadden, Arps, Slate,

Meagher & Flom LLP in Munich, Germany, or at such other location as agreed upon between the Parties to prepare the Closing Actions set forth under Section 6.8 above. The Parties may commence with the Closing Actions prior to the Scheduled Closing Date but will take at least one Closing Action not prior to the Scheduled Closing Date.

Section 6.10     Waiver of Closing Actions. SC may waive each of the Closing Actions set forth in Section 6.8(a) by written notice to Ashland. Ashland may waive each of the Closing Actions set forth in Section 6.8(b) by written notice to SC. Ashland and SC may jointly waive the Closing Actions set forth in Section 6.8(c), Section 6.8(d) and Section 6.8(e) by joint written declaration. The effect of a waiver shall be limited to eliminating the need that the respective Closing Action is being performed at the Closing and shall not prejudice any claims either Party may have on the basis of any circumstances relating to the non-performance of such Closing Action (including, without limitation, claims either Party may have in accordance with Section 9.1(d)).

Section 6.11     Closing Confirmation.  After all Closing Actions have been taken, Ashland and SC shall confirm in a written document (the "Closing Confirmation") that all Closing Conditions have been fulfilled and that all Closing Actions have been performed and that therefore the Closing has occurred.

Section 6.12     Rescission.  In the event that any Closing Action has not been performed or waived within sixty (60) Business Days as of Scheduled Closing Date, either Ashland or SC may rescind from this Agreement by written notice to the respective other Party, unless the non-performance of the Closing Actions not being performed is within the control of the Party stating the rescission, and provided that the rescission shall be deemed void and shall not have any effect if at the time when the notice is received by the respective other Party all Closing Actions have been performed. As long as Ashland and SC have a bona-fide dispute as to whether all Closing Actions have been fulfilled, the right of rescission under this Section 6.12 is suspended. The effect of such rescission shall be limited to eliminating the obligation of either Party to consummate this Agreement, but shall not limit or prejudice any claims either Party may have against the respective other Party in case of a non-fulfillment of a Closing Condition. In case of a rescission pursuant to this Section, all agreements concluded by the Parties hereunder shall automatically be null and void; however, ARTICLE XI, ARTICKE XII and ARTICLE XIII of this Agreement shall survive for a period of five (5) years of the day the withdrawal becomes effective.

Section 6.13     Local Closing Date.  In the event that on the Closing Date any Local Closing Condition applicable to a particular Local Contribution or Sale Agreement with the exception of those listed in Section 6.1(b)(vii) and in Section 6.1(c)(vii) has not been fulfilled, the respective Local Contribution or Sale Agreement shall on the Closing Date not be performed, but the performance of such Local Contribution or Sale Agreement shall be deferred until the relevant Local Closing Conditions have been fulfilled. This shall not affect the obligation of Ashland, ASK and SC to proceed with the Closing and the execution and consummation of the other Local Contribution of Sale Agreements. Each Party shall after the

Closing Date continue to use reasonable best efforts to ensure that any Local Closing Condition not fulfilled on the Closing Date will be fulfilled as soon as possible. Within ten (10) Business Days after which the relevant Local Closing Conditions have been fulfilled, or on such other date as agreed upon between Ashland and SC, the Parties shall procure that the relevant Local Parties perform the respective Local Contribution or Sale Agreement (the day on which the respective Local Contribution or Sale Agreement is performed, the "Local Closing Date").

Section 6.14     Period until Local Closing.  In the event that a Local Contribution or Sale Agreement is subject to a Local Closing Condition and such Local Closing Condition is not fulfilled until or on the Closing Date, the relevant Party shall or shall cause its relevant Local Party to operate such local business during the period between the Closing Date and the Local Closing Date (the "Local Interim Period") in the ordinary course of business and, if permitted by applicable law, in accordance with the reasonable instructions given by the management of the relevant Group Company. During the Local Interim Period the respective local business shall be operated for the account of the Group, i.e. all benefits, costs and risks of operating the respective local business during the Local Interim Period shall be for the account of the Group and the provisions of Section 9.1 shall pertain to said operation. Notwithstanding anything to the contrary in Article XIV of the Shareholders' Agreement (Non-Competition Obligation) the relevant Local Party may continue to own and operate such local business during the Local Interim Period.

Section 6.15     Disposal of Local Businesses.  In the event that the Local Closing Conditions applicable to any particular Local Contribution or Sale Agreement are not completely fulfilled within twelve (12) months after the Closing Date, Ashland or SC, as the case may be (i) shall be free to sell or to otherwise dispose of the respective local business or company in whole or in part to any third party, including without limitation, a Competitor (as defined in Section 14.1(a) of the Shareholders' Agreement), and (ii) shall pay to the Group irrespective of the actual proceeds received from the disposal such purchase price or value, as the case may be, provided for in the High Level Step Plan. The costs of the disposal shall be borne by the disposing Party.

ARTICLE VII

COMPENSATION; NET ASSET VALUE IMBALANCE

Section 7.1       Compensation Payments to Ashland and SC.

As shown in the Contemplated Group Structure, Ashland and SC will each become a 50% owner of the interest in the Group subsequent to the Closing of the Transaction. Such interest is granted as a compensation for the transfers and contributions by Ashland and Ashland's Affiliates and SC and SC's Affiliates, as the case may be, under the Master

Contribution and Sale Agreement and the agreements contemplated thereunder. Ashland and SC will in addition to their  50% interest in the Group receive payments from ASK and other Group Companies set forth in detail in Exhibit 7.1  (the "Compensation Payments) to the Ashland Bank Account and to the SC Bank Account respectively on the Scheduled Closing Date; provided however (i), that if a Local Contribution or Sale Agreement with respect to any Ashland Transferred Company and/or Ashland Transferred Shares is not performed on the Closing Date, the value (as shown in the High Level Step Plan) of the relevant Ashland Transferred Company and/or Ashland Transferred Shares shall be deducted from the Compensation Payment to Ashland or (ii) that if the Local Contribution or Sale Agreement with respect to SC China Business as defined in the Master Contribution and Sale Agreement is not performed on the Closing Date the value has shown in the High Level Step Plan of he SC China Business shall be deducted from the Compensation Payment to SC, and shall be paid on the date of the relevant Local Closing Date. Except as provided for in this ARTICLE VII neither Ashland nor SC shall be entitled to any consideration or compensation for the transfers and contributions under the Master Contribution and Sale Agreement and the agreements contemplated thereunder.

Section 7.2       Net Asset Value Imbalance

(a)         Agreed Net Asset Values

Prior to the Signing Date, Ashland and SC have agreed on

(i)       certain net asset values (comprising net debt and working capital) for the Ashland Business attached hereto as Exhibit 7.2(a)(i) (the "Agreed Ashland Net Debt" and the "Agreed Ashland Working Capital", together the "Agreed Ashland Net Asset Values") set forth as Euro amount on Exhibit 7.2(a)(i) (in the case of the Agreed Ashland Net Debt) and to be calculated in accordance with the definition set forth in Exhibit 7.2(a)(i) (in the case of the Agreed Ashland Working Capital); and

(ii)      certain net asset values (comprising net debt and working capital) for the SC Business attached hereto as Exhibit 7.2(a)(ii) (the "Agreed SC Net Debt" and the "Agreed SC Working Capital", together the "Agreed SC Net Asset Values") set forth as Euro amount on Exhibit 7.2(a)(ii) (in the case of the Agreed SC Net Debt) and to be calculated in accordance with the definition set forth in Exhibit 7.2(a)(ii) (in the case of SC Agreed Working Capital)

 (the Agreed Ashland Net Asset Values and the Agreed SC Net Asset Values together the "Agreed Net Asset Values").

(b)         Closing Date Net Asset Values

In accordance with the provisions provided for in greater detail in Section 7.3 below

(i)      the net asset values (comprising net debt, and working capital) for the Ashland Business as per the Closing Date shall be determined (the "Ashland Closing Date Net Debt" and the "Ashland Closing Date Working Capital", together the "Ashland Closing Date Net Asset Values"); and

(ii)      the net asset values (comprising net debt and working capital) for the SC Business as per the Closing Date shall be determined (the "SC Closing Date Net Debt", and the "SC Closing Date Working Capital", together the "SC Closing Date Net Asset Values")

(the Ashland Closing Date Net Asset Value and the SC Closing Date Net Asset Value together the "Closing Date Net Asset Values").

(c)         Balance of unequal variations

In order to balance unequal variations of the Closing Date Net Asset Values from the Agreed Net Asset Values (i) Ashland or its designee shall be entitled to a compensation from ASK (the "Ashland Imbalance Payment"), if and to the extent the product of the following formula is a negative number, and (ii) SC or its designee shall be entitled to a compensation from ASK (the "SC Imbalance Payment"), if and to the extent the product of the following formula is a positive number:

((Agreed Ashland Net Debt minus Ashland Closing Date Net Debt) + (Agreed Ashland Working Capital minus Ashland Closing Date Working Capital))

minus

((Agreed SC Net Debt minus SC Closing Date Net Debt) + (Agreed SC Working Capital minus SC Closing Date Working Capital))

In the above formula, net assets will be expressed as positive numbers and net liabilities will be expressed as negative numbers.

Section 7.3       Preparation of the Closing Date Balance and Net Asset Values Statement. Ashland and SC shall procure that the Group will within 90 calendar days after the Closing Date prepare:

(a)         audited balance sheets of the Group Companies as per the Closing Date, provided however, that the AS-Group Business shall not form part of such balance sheets ("Closing Date Balance Sheets"); and

(b)         an unaudited statement of the Closing Date Net Asset Values "Closing Date Net Asset Values Statement") which shall set forth:

(i)      the Ashland Closing Date Net Asset Value, comprising the Ashland Closing Date Net Debt and the Ashland Closing Date Working Capital, each as defined and to be determined in accordance with the principles set forth in Exhibit 7.3(b)(i) (including the principles underlying the sample calculation contained therein); and

(ii)      the SC Closing Date Net Asset Value, comprising the SC Closing Date Net Debt and the SC Closing Date Working Capital, each as defined and to be determined in accordance with the principles set forth in Exhibit 7.3(b)(ii) (including principles underlying the sample calculation contained therein).

The Closing Date Balance Sheets shall be prepared in accordance with US GAAP to the extent relating to the Ashland Business and IFRS to the extent relating to the SC Business, in each case applied on a basis consistent with past accounting and consolidation practice of Ashland and SC, respectively. The Closing Date Balance Sheet shall be audited by Ernst & Young Global Limited, provided however, that the scope of the audit shall not include fixed assets.

The Closing Date Balance Sheets and the Closing Date Net Asset Values Statement together shall be referred to as the "Closing Date Balance and Net Asset Values Statement").

Section 7.4        Review of the Closing Date Balance and Net Asset Values Statement by Ashland and SC; Disputes.

(a)         Ashland and PriceWaterhouseCoopers International Limited ("Ashland's Auditor") and SC and KPMG International ("SC's Auditor") or any other advisor retained by SC or Ashland, as the case may be, shall have the right to review the Closing Date Balance and Net Asset Values Statement. Ashland and SC shall procure that the Group shall provide the respective other Party and Ashland's Auditor as well as SC's Auditor are provided with all necessary assistance, documentation and information which is relevant for reviewing the Closing Date Balance and Net Asset Values Statement.

(b)         Any objections of Ashland and/or SC to the Closing Date Balance and Net Asset Values Statement must be stated within sixty (60) calendar days of receipt of it by providing the respective other Party with a written statement of objections, specifying such line items which is objected and delivering a revised version of the Closing Date Balance and Net Asset Values Statement taking such objections into account (in each case a "Revised Closing Date Balance and Net Asset Values Statement"). The Revised Closing Date Balance and Net Asset Values Statement shall also specify in reasonable detail the grounds for the objections, but failure to provide such detail shall not affect the validity of the objections. In the absence of objections in accordance with the requirements and within the period of the preceding sentence or if Ashland and SC consent in writing to the Closing Date Balance and Net Asset Values Statement, the Closing Date Balance and Net Asset Values Statement shall become final and binding upon Ashland and SC. The objecting Party and the objecting Party's auditor shall provide the respective other Party and the respective other Party's auditor with all necessary assistance, documentation and information which is relevant for reviewing the objections (including the Revised Closing Date Balance and Net Asset Values Statement).

(c)         In case of any objections of either Ashland or SC to the Closing Date Balance and Net Asset Values Statement in accordance with the requirements of Section 7.4(b), Ashland and SC shall attempt in good faith to resolve such objections. If Ashland and SC cannot resolve such objections within thirty (30) Business Days after the lapse of the sixty (60) calendar days period referred to in Section 7.4(b), either Ashland or SC may present the matter to BDO or any other auditing firm the Parties agree upon ("Neutral Auditor"). SC and Ashland shall jointly instruct the Neutral Auditor to decide the issues in dispute in accordance with the provisions of this Agreement. If BDO or the other auditing firm the Parties may have agreed upon, as the case may be, is not willing to accept the assignment as Neutral Auditor, the Neutral Auditor shall be appointed at the request of either Party by the chairman of the German Institute of Chartered Accountants (Institut der Wirtschaftsprüfer in Deutschland e.V., Düsseldorf).

(d)         Unless jointly instructed otherwise by Ashland and SC, the Neutral Auditor shall limit its decision to the issues in dispute, provided however that if the issue relates to a certain line item of a Party's Business the Neutral Auditor shall also take into consideration the corresponding line item of the other Party's Business, but shall on the basis of such decisions and the undisputed parts of the Closing Date Balance and Net Asset Values Statement determine the Closing Date Business Value in its entirety. In respect of the issue in dispute, the decisions of the Neutral Auditor shall fall between the positions taken by Ashland and SC. To the extent necessary, the Neutral Auditor shall also be entitled to decide on the interpretation of this Agreement. The Neutral Auditor shall act as an expert (Schiedsgutachter) and not as an arbitrator.

(e)         Ashland and SC shall make available to the Neutral Auditor the Closing Date Balance and Net Asset Values Statement, the statement(s) of objection, the Revised Closing Date Balance and Net Asset Values Statement(s) and other data reasonably required by the Neutral Auditor to make the required decisions and determination. The Neutral Auditor shall immediately submit copies of all documents and other data made available by a Party to the respective other Party. Before deciding on the issues submitted to it by Ashland and SC, the Neutral Auditor shall grant Ashland and SC the opportunity to present their respective positions, which shall include the opportunity of at least one oral hearing in the presence of Ashland and SC and their professional advisers. Ashland and SC shall instruct the Neutral Auditor to use its best efforts to deliver its written opinion with reasons for its decisions as soon as reasonably practical, but no later than within ninety (90) Business Days from the issues in dispute having been referred to the Neutral Auditor. The Neutral Auditor's decisions and the Closing Date Balance and Net Asset Values Statement as determined by the Neutral Auditor shall be final and binding upon Ashland and SC.

Section 7.5                      Final Determination of the Imbalance Payment

(a)         The Ashland Imbalance Payment or the SC Imbalance Payment, as the case may be, shall be considered finally determined once the Closing Date Balance and Net Asset Values Statement becomes final and binding upon Ashland and SC in accordance with Section 7.3 and Section 7.4.

(b)         The Ashland Imbalance Payment or the SC Imbalance Payment, as the case may be, shall become due and payable within ten (10) Business Days from the date on which the Closing Date Balance and Net Asset Values Statement has become final and binding upon the Parties and shall bear interest from and including the Closing Date to, but excluding, the date of actual payment at a rate of Euribor plus 3% p.a.

Section 7.6                      General Rules for Payment

(a)         Any payments under this Agreement shall be made by irrevocable wire transfer in immediately available funds, value as of the relevant due date set out in this Agreement or as otherwise provided by law, free of bank and other charges.

(b)         Any payments to ASK, Ashland and SC under this Agreement shall be made with discharging effect to the bank account of ASK (the "ASK Bank Account"), of Ashland (the "Ashland Bank Account") or SC (the "SC Bank Account"), as the case may be; each of such bank account is set forth in Exhibit 7.6(b).

(c)         Any payments and obligations due under this Agreement shall bear interest from and including the respective due date to, but not including the date of actual payment or fulfillment of the obligation. The interest rate shall be 8 per cent above base interest rate (Basiszinssatz) pursuant to Sec. 247 of the German Civil Code.

ARTICLE VIII

COSTS

Section 8.1        Costs in connection with the Transfer of Businesses and the Implementation of the Step Plan.

(a)         Except for the specific provisions of cost sharing contained in Exhibit 8.1(a), SC shall bear the Costs for the contribution or, as the case may be, transfer of the SC Transferred Business Assets (as defined in the Master Contribution and Sale Agreement) and Ashland shall bear the Cost for the contribution or, as the case may be, transfer of the Ashland Transferred Business Assets (as defined in the Master Contribution and Sale Agreement), which in either case shall include the Cost which relate to the implementation of the Steps Towards Closing. Neither Party shall have the right to invoice or forward such costs, duties, taxes and/or expenses to the other Parties.

"Costs"for the purpose of this Section 8.1 shall mean any costs, duties, taxes, internal and external expenses, including with relation to (i) professional advice, (ii) the requirement to obtain third party consents, (iii) information technology transfer or set up-requirements, and (iv) human resources (e.g., employee transfer or set-up).

(b)         Costs for the formation and capitalization of the relevant NewCos to which the respective Business is transferred shall be borne by ASK Chemicals.

Section 8.2        Costs for the Preparation and Finalization of the Closing Date Balance and Net Asset Values Statement.

(a)         The Group shall bear the costs for the preparation of the Closing Date Balance and Net Asset Values Statement and each of Ashland and SC shall bear the costs for their respective review of the Closing Date Balance and Net Asset Values Statement.

(b)         The costs of the Neutral Auditor, if any, shall be borne by Ashland and SC pro-rata to the amounts by which the Ashland Closing Date Net Asset Values and/or the SC Closing Date Net Asset Values as determined by Ashland and SC, respectively, deviates from the Ashland Closing Date Net Asset Values and/or the SC Closing Date Net Asset Values as determined by the Neutral Auditor.

(c)         All Costs incurred by SKW Giesserei GmbH in connection with the registration of its correct company name with any patent and trademark registers for Patents and Trademarks that have been transferred as part of the SC Transferred Business Assets (each as defined in the Master Contribution and Sale Agreement) shall be borne by SC.

ARTICLE IX

COVENANTS

Section 9.1        Conduct of Business Prior to Closing.

(a)         After the Signing Date and prior to the Closing Date, Ashland agrees that, except (i) as contemplated in or permitted by this Agreement, (ii) as provided for in the annual budgets or capital budgets for the Ashland Business, (iii) as required by law, or (iv) to the extent SC shall otherwise consent, provided that such consent shall not be unreasonably withheld:

(i)      neither Ashland nor its Affiliates shall take any action that would trigger a Material Change (as defined in Section 6.12 of the Master Contribution and Sale Agreement) of the Ashland Business;

(ii)      the Ashland Business shall be conducted in the ordinary course of business consistent with past practice and Ashland and its Affiliates shall use their respective reasonable best efforts to (A) preserve their business organizations intact and maintain existing relations and goodwill with customers, suppliers, creditors, lessors and business associates, and (B) maintain the assets pertaining to the Ashland Business in substantially the same condition (except for normal wear and tear) existing on the Signing Date;

(iii)      capital expenditures for the Ashland Business shall be incurred on a basis that is generally consistent with the Ashland Capital Budget;

(iv)      neither Ashland nor its Affiliates shall take any action that could reasonably be expected to, in any material respect, (A) impose any delay in the expiration of any applicable waiting period or impose any delay in the obtaining of, or increase the risk of not obtaining, any authorizations, consents, orders, declarations or approvals of any Governmental Authority necessary to consummate the Transaction, (B) increase the risk of any Governmental Authority entering an order prohibiting the Transaction or (C) delay or impede the consummation of the Transaction;

(v)      Ashland shall keep in full force and effect insurance policies with respect to the Ashland Business substantially similar in coverage and amounts to the insurance maintained with respect thereto on the Signing Date.

(b)         After the Signing Date and prior to the Closing Date, SC agrees that, except (i) as contemplated in or permitted by this Agreement, (ii) as provided for in the annual budgets or capital budgets for the SC Business, (iii) as required by law, or (iv) to the extent Ashland shall otherwise consent, provided that such consent shall not be unreasonably withheld:

(i)      neither SC nor its Affiliates shall take any action that would trigger a Material Change (as defined in Section 6.12 of the Master Contribution and Sale Agreement) of the SC Business;

(ii)      the SC Business shall be conducted in the ordinary course of business consistent with past practice and SC and its Affiliates shall use their respective reasonable best efforts to (A) preserve their business organization intact and maintain existing relations and goodwill with customers, suppliers, creditors, lessors and business associates and (B) maintain the assets pertaining to the Ashland Business in substantially the same condition (except for normal wear and tear) existing on the Signing Date;

(iii)      capital expenditures for the SC Business shall be incurred on a basis that is generally consistent with the SC Capital Budget;

(iv)      neither SC nor its Affiliates shall take any action that could reasonably be expected to, in any material respect, (A) impose any delay in the expiration of any applicable waiting period or impose any delay in the obtaining of, or increase the risk of not obtaining, any authorizations, consents, orders, declarations or approvals of any Governmental Authority necessary to consummate the Transaction, (B) increase the risk of any Governmental Authority entering an order prohibiting the Transaction or (C) delay or impede the consummation of the Transaction;

(v)      SC shall keep in full force and effect insurance policies with respect to the SC Business substantially similar in coverage and amounts to the insurance maintained with respect thereto on the Signing Date.

(c)         For the avoidance of doubt, none of the covenants set forth in Section 9.1(a) and Section 9.1(b) are intended to or shall impose any restriction on the respective operations of Ashland or SC or their respective Affiliates' activities that are not related to the Business.

(d)         In case Ashland or SC are in breach of Section 9.1(a) and Section 9.1(b), respectively, and such breach is not cured within thirty (30) calendar days after its occurrence (or if such breach is not reasonably capable being cured during said thirty (30) day period, said period shall be extended for an additional thirty (30) day period if efforts to cure such breach have been commenced and are being diligently pursued), then after the Closing Date the respective breaching Party shall put the respective other Party into a position it would have been in if such breach would not have occurred; provided however, that the provisions of the Master Contribution and Sale Agreement shall prevail, if and to the extent the relevant breach of Section 9.1(a) and Section 9.1(b) of this Agreement, as the case may be, constitutes a Breach (as defined in Section 7.1 of the Master Contribution and Sales Agreement).

Section 9.2        Further Assurances.  From time to time, as and when requested by any Party, the other Party or Parties, as the case may be, shall use its or their reasonable best efforts to execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such Party or such Parties may reasonably deem necessary or desirable to consummate the Transaction. No Party shall, without prior written consent of the other Parties, take or fail to take any action which might reasonably be expected to prevent or materially impede, interfere with or delay the Transaction.

Section 9.3        Performance by the Group Companies.  Ashland and SC agree to cause (by exercise of their direct or indirect voting power or otherwise) their respective Affiliates and the Group Companies to timely perform their respective obligations under this Agreement and the agreements concluded hereunder.

Section 9.4        Access to Information.  Each of the Parties shall, and shall cause its Affiliates to, afford to the other Party and its representatives reasonable access, during normal business hours during the period prior to the Closing Date, to all their respective properties, personnel, books, contracts and records as may be reasonably requested by the other Party, in each case, in connection with any filings, applications or approvals required or contemplated by this Agreement or for any other reason related to the Transaction; provided, that in no event shall a Party be obligated to provide any access or information if such Party determines, in good faith, that providing such access or information may violate applicable law, cause such Party or any of its Affiliates to breach a confidentiality obligation to which it is bound or jeopardize any recognized privilege available to such Party or any of its Affiliates. Prior to the Closing Date, each Party will upon reasonable request make available to the other Party at a reasonable place and time, the officers and employees and independent accountants of such Party for interviews to verify all information furnished to it and to become familiar with such Party's Transferred Business. Prior to the Closing Date, neither Ashland nor SC shall, however, conduct any environmental testing or sampling on any of the business or property sites of the respective other Party and its Affiliates.

Section 9.5        Notice of Claims.  Prior to the Closing Date, (a) each of Ashland and SC shall without undue delay give notice to the other Parties of (a) any claim or filed, threatened or contemplated litigation or other event which would have or would reasonably be expected to have a Group Material Adverse Change on the Ashland Business or the SC Business, as the case may be, or (b) ASK shall without undue delay give notice to the other Parties of any claim or filed, threatened or contemplated litigation which would have or would reasonably expected to have a AS-Group Material Adverse Change or (c) each of the Parties shall give notice to the other Parties of the occurrence of any other circumstance that would or would reasonably be expected to materially impair such Party's or its Affiliates' ability to perform its respective obligations under this Agreement or any other Transaction Document.

Section 9.6        Public Announcements.  The initial press releases issued by each of Ashland and SC announcing the Transaction shall be in a form that is reasonably acceptable to the respective other Party. Thereafter, Ashland and SC shall consult with one another before issuing any press releases or otherwise making any public announcements with respect to the Transaction, and except as may be required by applicable laws or by the rules and regulations of any national securities exchange shall use reasonable efforts not to issue any such press release or make any such announcement prior to such consultation.

ARTICLE X

FURTHER CONTRACTUAL ARRANGEMENTS

Section 10.1      Supply Relations

(a)         On the Scheduled Closing Date the Parties shall enter or cause their relevant Affiliates to enter into the Ancillary Agreements.

(b)         If after the Signing Date the Management Board determines that the Group received supplies from SC and/or Ashland and/or their respective Affiliates prior to the Signing Date which are material for the conduct of the Business after the Closing Date, it shall have the right to request from SC and/or Ashland and SC and/or Ashland shall be obliged (and be obliged to cause their relevant Affiliates) to enter into good faith negotiations with the Group for the entering into a respective supply agreement.

Section 10.2      Corporate Names/Use of Names.  As soon as reasonably practicable after the Closing Date (but in any event not longer than one hundred eighty (180) days from the Closing Date), Ashland and SC shall cause (by exercise of their direct of indirect voting power or otherwise) each of the  Group Companies to change their corporate name to a name that does not include the names "Ashland or "Süd-Chemie" (or any derivation thereof), but that does include the name "ASK Chemicals", and in particular to change ASK's legal name into ASK Chemicals GmbH.

Ashland and SC undertake to cause the Group Companies to, as soon as reasonably practicable, remove the "Ashland" or "Süd-Chemie" names from trade names and domain names, provided however that the Group Companies may continue to use for a two (2) year period from the Closing Date the "Ashland" or "Süd-Chemie" names in connection with the

Group Companies' stationary, business cards, signage, literature, promotional materials and the like so as to designate that the Group Companies are jointly owned by Ashland and SC, where after they shall be deleted.

.

ARTICLE XI

CONFIDENTIALITY

Section 11.1      Confidentiality.  Each Party undertakes to treat, and shall procure that its Affiliates treat, Proprietary Information strictly confidential and refrain from using the same for any purpose other than in connection with the consummation of the Transaction disclosing it to any third parties, unless such disclosure is explicitly permitted by this Agreement.

Section 11.2      Proprietary Information.  "Proprietary Information" shall mean:

(a)         with respect to the non-use and confidentiality obligations of any Party: the contents of (i) this Agreement, (ii) any related agreements or documents (whether legally binding or not), and (iii) any accompanying discussions and negotiations;

(b)         with respect to the non-use and confidentiality obligations of Ashland and ASK: any information obtained in connection with the preparation, negotiation, execution or consummation of this Agreement and the Transaction about SC, SC's Affiliates and their representatives;

(c)         with respect to the non-use and confidentiality obligations of SC and ASK: any information obtained in connection with the preparation, negotiation, execution or consummation of this Agreement and the Transaction about Ashland, Ashland's Affiliates and their representatives;

(d)         with respect to the non-use and confidentiality obligations pertaining to the confidential information of ASK: any information obtained in connection with the preparation, negotiation, execution or consummation of this Agreement and the Transaction about Ashland, Ashland's Affiliates and their representatives except for information that (i) in the case of items (a), (b), (c) and (d) has come into the public domain or (ii) in the case of items (b), (c) and (d) has been received from an independent source, save in either case where such information has come into the public domain or been received from an independent source following a breach by the breaching Party, its

Affiliates or their respective representatives of any confidentiality obligation provided for in this Section 11.

Section 11.3      Consented Disclosures.  A Party may disclose Proprietary Information to any third party if (i) the Party who owns such Proprietary Information has given its consent hereto prior to the disclosure and (ii) if the recipient is either on the basis of law, contract or enforceable rules of conduct subject to confidentiality obligations equivalent to the confidentiality obligations of the disclosing Party under this Section 11.

Section 11.4      Mandatory Disclosures.  A Party may disclose Proprietary Information if and to the extent that such disclosure is mandatory pursuant to applicable law, governmental or court order, stock exchange regulations, accounting principles or required by any governmental, supervisory or regulatory body. Prior to making a mandatory disclosure, the disclosing Party shall inform the Party whose information is to be disclosed in writing of the need to make such disclosure and the circumstances requiring it and the Parties shall discuss and agree in good faith upon defense measures, if any, or other appropriate means to protect the Party's whose information is to be disclosed interests.

Section 11.5      Termination of Obligations.  The obligations under this Section 11 shall remain in force during the term of this Agreement until the fifth (5th) anniversary of the Closing.

ARTICLE XII

NOTICES

Section 12.1      Notices.  Any notice, demand or request provided for in this Agreement, or served, given or made in connection with it, shall be in writing and shall be deemed properly served, given or made if delivered in person or sent by facsimile or registered mail or by a nationally recognized courier service that provides a receipt of delivery, in each case, to the addresses specified below (or to such other addresses or facsimile numbers notified in the future by one Party to the other Party):

(a)         If to Ashland:

Ashland Inc.
Attn: David L. Hausrath, General Counsel
P.O. Box 391, 50 E. RiverCenter Boulevard
Covington, KY 41012-0391
USA
Fax+1859 815-5053

(b)         If to SC:

Süd-Chemie Aktiengesellschaft
Attn: Dr. Ulrich Müller, General Counsel
Lenbachplatz 6
80333 München
Germany
Facsimile: +49-(0)89-5110407

(c)         If to ASK:

Ashland-Südchemie-Kernfest GmbH
Attn: CEO, Dr. Thomas Oehmichen
Reisholzstraße 16-18
40721 Hilden
Germany
Facsimile: +49-(0)221-716493

Section 12.2      Effectiveness.  Notice given by personal delivery, certified mail or courier service shall be effective upon physical receipt. Notice given by facsimile shall be effective as of the date of confirmed delivery if delivered before 6:00 P.M. Central European Time on any Business Day at the place of receipt or the next succeeding Business Day if confirmed delivery is after 6:00 P.M. Central European Time on any Business Day or during any non-Business Day at the place of receipt.

ARTICLE XIII

MISCELLANEOUS

Section 13.1      Expenses.  Except as otherwise set forth herein, each Party shall bear its own cost and expenses incurred in anticipation of, relating to and in connection with the negotiation and execution of this Agreement and the Transaction, it being understood that neither Party shall, directly or indirectly, pass on such cost and expenses to an entity or person which will become part of the Group.

Section 13.2     Foreign Currencies.  Except as otherwise agreed herein, any currency conversions shall be determined using the European Central Bank's fixing rates as published on its website (www.ecb.int) shortly after 2.15 p.m. Central European Time on the Business Day immediately preceding the date on which the respective payment becomes due and payable.

Section 13.3      Calculations.  Unless otherwise provided for herein, for calculation purposes any amounts in currencies other than Euro shall be converted into Euro on the basis of the cumulative monthly averages of the relevant exchange rate (as published by the

European Central Bank) in the last twelve (12) completed months prior to the relevant reference date as applied by this Agreement divided by twelve (12). In case that a specific measure is completed or made in a period shorter than twelve months, the relevant calculation base shall be adjusted accordingly.

Section 13.4     Language.  All notices, communications and statements to be made by any Party under or in connection with this Agreement shall be made in the English language.

Section 13.5     Amendments.  Any amendments to this Agreement (including amendments to this clause) shall be valid only, if made in writing, unless mandatory law provides for stricter form requirements.

Section 13.6      Consent Requirements.  Except where explicitly stated otherwise herein, whenever in this Agreement any action of a Party is subject to the consent of another Party, such consent must not be unreasonably withheld or delayed or granted subject only to unreasonable conditions.

Section 13.7      Exhibits.  All exhibits to this Agreement (the "Exhibits") constitute an integral part of this Agreement. In the case of a conflict between any Exhibit and the provisions of this Agreement, the provisions of this Agreement shall prevail.

Section 13.8      Entire Agreement.  This Agreement including its Exhibits together with the Transaction Documents constitutes the entire agreement of the Parties concerning the subject matter hereof and supersedes all prior discussions and agreements among the Parties with respect to the subject matter hereof, including the Secrecy Agreement dated June 6, 2007 and the Memorandum of Understanding dated June 18, 2008.

Section 13.9      No Third Party Beneficiary.  The terms and provisions of this Agreement are intended solely for the benefit of the Parties and their respective successors or permitted assigns, and it is not the intention of the Parties to confer any rights or remedies, neither directly or by way of a contract for the benefit of a third party, upon any person or entity other than the Parties, except as expressly otherwise provided for herein.

Section 13.10    Assignment.  Without the written consent of the other Party, no Party shall be entitled to assign any rights or claims under this Agreement.

Section 13.11    Exclusion of Remedies.  Except as provided otherwise herein, no Party shall be entitled (i) to set-off any rights and claims it may have against any rights or claims any other Party may have under this Agreement, or (ii) to refuse to perform any obligation it may have under this Agreement on the grounds that it has a right of retention, unless the rights or claims of the relevant Party claiming a right of set-off or retention have been acknowledged in writing by the relevant other Party or have been confirmed by final decision of the competent arbitral tribunal.

Section 13.12    Interpretation.  The headings in this Agreement are inserted for convenience only and shall not affect the interpretation of this Agreement. Except as set forth otherwise, all references to "Section" refer to the corresponding Section of this Agreement. The word "including" shall not limit the preceding words or terms.

Section 13.13   Set-off and Retention.  Except as explicitly provided for herein, no Party shall be entitled to any set-off (Aufrechnung) or retention (Zurückbehaltung) with respect to any rights or claims under this Agreement unless the right or claim of the Party claiming a right of set-off or retention has been acknowledged in writing by the relevant other Party or has been confirmed by a final decision of the competent arbitral tribunal.

Section 13.14    Interest.  Interest shall accrue from day to day and shall be calculated on the basis of a year of 360 days and the actual number of days elapsed.

Section 13.15    Invalid Provisions.  In the event that one or more provisions of this Agreement shall, or shall be deemed to, be invalid or unenforceable, the validity and enforceability of the other provisions of this Agreement shall not be affected thereby. In such case, the Parties agree to recognize and give effect to such valid and enforceable provision or provisions which correspond as closely as possible with the original commercial intent of the Parties. The same shall apply in the event that this Agreement contains any gaps or loopholes.

Section 13.16    Governing Law.  This Agreement shall be governed by and construed in accordance with laws of Germany, without giving effect to any conflict or choice of law provision that would result in the imposition of another jurisdiction's law. The UN Convention on Contracts for the International Sale of Goods shall not be applicable.

Section 13.17    Arbitration

(a)         Any dispute, controversy or claim arising out of or relating to this Agreement or the breach, termination or validity thereof ("Dispute") shall be finally settled by arbitration in accordance with the Rules of Arbitration of the International Chamber of Commerce ("Rules") then in effect. The Parties recognize that it is in their best interests to resolve any Dispute as expeditiously as possible.

(b)         The place of arbitration shall be Munich, Germany. Any meetings and hearings related to the arbitration shall be held in the English language. There shall be three arbitrators of whom, (i) one shall be nominated by the claimant, (ii) one shall be nominated by the respondent and (iii) one by the two arbitrators so nominated, in accordance with the Rules, which arbitrator shall serve as chairman of the Arbitral Tribunal (as defined in the Rules), within one (1) month following the confirmation of the nomination of the second (2nd) arbitrator. Where there are multiple parties to the Dispute, whether as claimant or respondent, the multiple claimants, jointly, and the multiple respondents, jointly, shall nominate their respective arbitrator. If any of the arbitrators are not timely nominated, then upon request of any Party, any arbitrator(s) not timely nominated shall be appointed by the International Court of Arbitration of the International Chamber of Commerce, within two (2) weeks following receipt of a request in accordance with the Rules, provided, however, that if multiple claimants in their request for arbitration or multiple respondents within 15 days as from receipt of the request for arbitration cannot agree on an arbitrator, the ICC Court of Arbitration shall appoint each member of the Arbitral Tribunal in accordance with Art. 10 (2) of the ICC Rules.

(c)         The Terms of Reference (as defined in the Rules) shall be signed by the Parties as expeditiously as possible, however, no later than one (1) months after the confirmation of the appointment of the third (3rd) arbitrator. The hearing on the merits shall be held as expeditiously as possible, but no later than three (3) months after the signing of the Terms of Reference unless otherwise decided by the Arbitral Tribunal.

(d)         The arbitrators shall be bound by the terms and conditions of this Agreement and shall apply the substantive laws of Germany. If and to the extent that the Arbitral Tribunal should, notwithstanding the choice of law provided for under Section 13.16 hereof, be required to resolve on any conflicts of law, such conflicts shall exclusively be resolved applying the rules on conflicts of law as set forth in Articles 3 to 47 of the Introductory Act to the German Civil Code (Einführungsgesetz zum Bürgerlichen Gesetzbuch). The Arbitral Tribunal is empowered to award damages, declaratory relief and injunctive relief with regard to any Dispute only in accordance with the terms of this Agreement. Any award or final decision of the Arbitral Tribunal shall include a decision on costs, including, without limitation, fees of counsel. The Arbitral Tribunal shall order the Parties to bear the costs of the arbitration proceedings pro rata, i.e. to the extent they have prevailed with their claims in the arbitration.

(e)         The award shall be rendered within one (1) month following the close of the hearing (and, except if otherwise expressly agreed to by the Parties, specifically excluding any extension of this time limit that may be ordered by the International Court of Arbitration pursuant to the Rules either at the request of the Arbitral Tribunal or upon its own initiative). The award shall be final and binding upon the Parties, and shall be the sole and exclusive remedy among the Parties regarding any claims, counterclaims or other issues presented to the Arbitral Tribunal.

(f)         The Parties agree that if an Arbitral Tribunal has been appointed, the same Arbitral Tribunal shall be appointed to resolve any further dispute between the same parties and/or additional Parties governed by this Agreement if, as determined in the discretion of the Arbitral Tribunal, the further dispute is based on substantially similar facts or substantially similar issues or if the Arbitral Tribunal finds that it would be cost-efficient to consolidate such proceedings. Should the Arbitral Tribunal not be prepared to resolve the further dispute, a new tribunal shall be appointed with respect to the new dispute in accordance with Section 13.17(b).

(g)         Notwithstanding Section 13.17(a), each Party shall be entitled to request injunctive relief or to initiate attachment proceedings in the competent ordinary courts of any jurisdiction with the exception of courts in the United States of America, provided however, that such exception shall not apply to injunctive relief proceedings in connection with Article XI.

(h)         Notwithstanding the provisions of Section 13.17(a), each Party hereto shall be entitled to issue a third party notice ("Streitverkündung") to the other Party in the event that it has initiated or is otherwise involved in litigation with a third party or third parties before the ordinary courts of any jurisdiction in accordance with the procedural rules of the respective jurisdiction.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each Party as of the date first above written.

The Fees for the notarization of this Agreement shall be borne by Ashland Inc. and Süd-Chemie AG one half each.

Reference is made to Exhibit 4 (Master Contribution and Sale Agreement), Exhibit 6.8(a)(i)(2) (Letter Agreement) and Exhibit 6.8(a)(i)(4) (Exaloid Share Sale Agreement), which constitute an integral part of this Agreement (section 9 para. 1 sentence 2 BeurkG). These Exhibits were read aloud by the Notary Public.

Exhibits 2.3(a)(i) und 2.3(a)(ii), which are already part of the reference deed, are attached to this deed for the purpose of proof and evidence.

In witness thereof this Notarial Deed and the Exhibit 4, 5.1-1 (A) and 6.8(a)(i)(4) have been read aloud to the persons appearing by the Notary Public or in presence of the officiating Notary Public, approved by the persons appearing and signed by them in their own handwriting:

/s/  Mark A. Stach

/s/  Ulrich Müller

/s/  Thiemo Heinzen

/s/  Dieter Mayer, Notary